UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2005

PARADYNE NETWORKS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-26485	75-2658219
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8545 126th Avenue North, Largo, Florida	33773
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (727) 530-2000

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On July 8, 2005, Paradyne Networks, Inc. (“Paradyne”) announced that it had entered into an Agreement and Plan of Merger dated as of July 7, 2005 (the “Merger Agreement”), with Zhone Technologies, Inc. (“Zhone”) and Parrot Acquisition Corp., a wholly owned subsidiary of Zhone (the “Merger Sub”). Pursuant to the Merger Agreement and subject to the terms and conditions set forth therein, Merger Sub will merge with and into Paradyne, with Paradyne surviving as a wholly owned subsidiary of Zhone (the “Merger”). At the effective time of the Merger, each outstanding share of Paradyne common stock will be exchanged for 1.0972 shares of Zhone common stock, and each option and warrant to purchase shares of Paradyne common stock issued by Paradyne will be assumed by Zhone. The Merger, which is currently anticipated to close in the fall of 2005, is subject to the approval of the stockholders of both Zhone and Paradyne and other customary closing conditions. In addition, Zhone’s obligation to close is subject to Paradyne having a certain minimum adjusted cash balance as of the end of the month preceding the closing of the Merger. The Merger is intended to qualify as a tax-free reorganization and has been unanimously approved by the boards of directors of both companies.

The Merger Agreement contains representations, warranties and covenants that Zhone and Paradyne made to each other, each as of specified dates. These representations, warranties and covenants may be subject to important qualifications and limitations agreed to by Zhone and Paradyne in connection with negotiating the terms of the Merger Agreement. Moreover, certain of these representations, warranties and covenants may not be accurate or complete as of a specific date because they are subject to a contractual standard of materiality that may be different from the standard generally applied under the Federal securities laws and/or were used for the purpose of allocating risk between Zhone and Paradyne rather than establishing matters of fact. In addition, information concerning the subject matter of these representations, warranties or covenants may have changed since the date of the Merger Agreement. Accordingly, you should not rely on these representations, warranties or covenants as statements of fact.

Zhone and Paradyne have each agreed, subject to certain exceptions, to cause stockholder meetings to be held to consider approval of the Merger and that the board of directors of both companies will recommend approval by their stockholders of the Merger Agreement. Paradyne has also agreed not to (i) solicit proposals relating to alternative business combination transactions or (ii) subject to specified exceptions, enter into discussions concerning, or provide confidential information in connection with, alternative business combinations. The Merger Agreement contains certain termination rights and provides that, upon the termination of the Merger Agreement under specified circumstances, Paradyne may be required to pay Zhone a termination fee of $2.0 million.

In connection with the execution of the Merger Agreement, Zhone and Merger Sub and certain stockholders of Paradyne as well as Paradyne and certain stockholders of Zhone have each entered into a Voting Agreement (collectively, the “Voting Agreements”), pursuant to which such stockholders have agreed to vote all of their shares of capital stock of Paradyne and Zhone, respectively, in favor of the approval of the Merger Agreement.

In connection with entering into the Merger Agreement, Paradyne has entered into agreements with each of Sean E. Belanger, President and Chief Executive Officer of Paradyne, and Patrick M. Murphy, Chief Financial Officer of Paradyne (together, the “Executives”) to amend each of their employment agreements and all outstanding stock options and stock option agreements held by them (the “Amendments”). The Amendments increase certain severance benefits payable to an Executive in the event that the Executive’s employment is terminated by Paradyne without cause or by the Executive for good reason. In such event, the Amendments provide that the Executive will be entitled to a severance payment equal to two times the sum of the Executive’s base salary and target annual bonus, and will continue to participate in the health and welfare benefit plans of Paradyne on the same basis and at the same cost to the Executive as on the date of termination for a period of 24 months after the date of termination. In addition, with respect to Mr. Belanger, the Amendments provide that in the event of a change in control of Paradyne, one half of Mr. Belanger’s options will vest and, if at any time within one year following a change in control, Mr. Belanger’s voluntarily resigns because he is not offered continued comparable employment or his employment is terminated by Paradyne without cause, his remaining unvested options will automatically vest. Mr. Murphy’s existing employment agreement already provides for such vesting. The Amendments also provide that the stock options held by the Executives shall remain exercisable for a period of four years following termination of the Executive’s employment for any reason other than for cause. All other provisions of the employment agreements and the stock option agreements will remain in full force and effect. In that regard, Paradyne has agreed in the Merger Agreement to deliver the resignation of each officer and director of Paradyne, including the Executives, at or prior to the effective time of the Merger, to be effective as of the effective time of the Merger. The termination of their employment at the effective time of the Merger will entitle the Executives to the severance benefits provided under the Amendments described above, plus any other payments and benefits that the Executives are otherwise entitled to under the terms of their respective employment agreements.

The Merger Agreement, the Voting Agreements, and the Amendments are attached hereto as Exhibits 2.1, 10.1, 10.2, 10.3, and 10.4, respectively. The forgoing summary is qualified by reference to such agreements, which are incorporated herein by reference. There can be no assurance that the transactions contemplated by the Merger Agreement will be consummated.

Additional Information Regarding the Transaction

Zhone and Paradyne plan to file a joint proxy statement/prospectus with the Securities and Exchange Commission (the “SEC”) in connection with the proposed transaction. In addition, Zhone and Paradyne will file other information and documents concerning the proposed transaction and their respective businesses with the SEC. Zhone and Paradyne urge you to review the joint proxy statement/prospectus and other information to be filed with the SEC because these documents contain important information. These documents will be available without charge on the SEC’s web site at www.sec.gov as well as under the investor relations portions of Zhone’s and Paradyne’s websites, at www.zhone.com and www.paradyne.com, respectively.

Participants in This Transaction

Zhone and Paradyne, their respective officers, directors and certain other members of their management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Zhone and Paradyne, respectively, in favor of the transaction. Information about the officers and directors of Zhone and their ownership of Zhone securities is set forth in the proxy statement for Zhone’s 2005 Annual Meeting of Stockholders filed with the SEC on April 1, 2005. Information about the officers and directors of Paradyne and their ownership of Paradyne securities is set forth in the proxy statement for Paradyne’s 2005 Annual Meeting of Stockholders filed with the SEC on April 11, 2005. You may obtain more detailed information concerning the participants by reading the joint proxy statement/prospectus when it is filed with the SEC.

Item 2.02. Results of Operations and Financial Condition.

Paradyne also announced in its July 8, 2005 press release, incorporated herein by reference, that its revenues for the second quarter are expected to be slightly higher than guidance and that EPS and gross margin percentage will also slightly exceed guidance.

In accordance with General Instruction B.2. of Form 8-K, the information in Item 2.02 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated July 7, 2005, by and among Zhone Technologies, Inc., Parrot Acquisition Corp. and Paradyne Networks, Inc.

10.1	Voting Agreement, dated July 7, 2005, by and among Paradyne Networks, Inc. and each of the persons listed on Schedule A thereto

10.2	Voting Agreement, dated July 7, 2005, by and among Zhone Technologies, Inc., Parrot Acquisition Corp. and each of the persons listed on Schedule A thereto

10.3	Amendment to Employment Agreement and Outstanding Stock Option Agreements with Sean E. Belanger dated July 7, 2005

10.4	Amendment to Employment Agreement and Outstanding Stock Option Agreements with Patrick M. Murphy dated July 7, 2005

99.1	Joint Press Release, dated July 8, 2005 (incorporated by reference to Exhibit 99.1 of Paradyne’s Form 8-K filed on July 8, 2005)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARADYNE NETWORKS, INC.
Date: July 11, 2005
	By:	/s/ Sean E. Belanger
	Name:	Sean E. Belanger
	Title:	Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated July 7, 2005, by and among Zhone Technologies, Inc., Parrot Acquisition Corp. and Paradyne Networks, Inc.

10.1	Voting Agreement, dated July 7, 2005, by and among Paradyne Networks, Inc. and each of the persons listed on Schedule A thereto

10.2	Voting Agreement, dated July 7, 2005, by and among Zhone Technologies, Inc., Parrot Acquisition Corp. and each of the persons listed on Schedule A thereto

10.3	Amendment to Employment Agreement and Outstanding Stock Option Agreements with Sean E. Belanger dated July 7, 2005

10.4	Amendment to Employment Agreement and Outstanding Stock Option Agreements with Patrick M. Murphy dated July 7, 2005

99.1	Joint Press Release, dated July 8, 2005 (incorporated by reference to Exhibit 99.1 of Paradyne’s Form 8-K filed on July 8, 2005)